Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Trinity Place Holdings Inc.
New York, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-207324 and 333-232266) and Form S-3 (Nos. 333-193396, 333-206944, 333-208740, 333-216754 and 333-235276) of Trinity Place Holdings Inc. of our reports dated March 13, 2020, relating to the consolidated financial statements and schedule and the effectiveness of Trinity Place Holdings Inc.’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

New York, New York
March 13, 2020